UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2016

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35547	36-4392754
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, Illinois 60654

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (312) 506-1200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Contribution Agreement

On March 20, 2016, Allscripts Healthcare Solutions, Inc., a Delaware corporation (“Allscripts”), entered into a Contribution and Investment Agreement (the “Contribution Agreement”) with GI Netsmart Holdings LLC, a Delaware limited liability company (“GI”), Andrews Henderson LLC, a Delaware limited liability company (“Henderson”), and Nathan Holding LLC, a Delaware limited liability company (the “JV”).

On March 17, 2016, Allscripts formed the following entities as wholly-owned subsidiaries: (i) Henderson, to which Allscripts contributed its Homecare business, (ii) the JV, to which Allscripts contributed the equity of Henderson, and (iii) Nathan Intermediate LLC, a newly formed Delaware limited liability company and a wholly-owned subsidiary of the JV (“Parent”), to which the JV subsequently contributed the equity of Henderson, resulting in Henderson being a wholly-owned subsidiary of Parent (collectively, the “Homecare Contribution”). In exchange for the Homecare Contribution, the JV issued all of the outstanding membership interests in the JV (the “Initial JV Membership Interest”) to Allscripts Healthcare, LLC, a North Carolina limited liability company and a wholly-owned subsidiary of Allscripts.

Pursuant to, and subject to the terms and conditions of, the Contribution Agreement,

•	the JV will sell to GI, and GI will purchase from the JV, Class A Preferred Units in the JV in exchange for cash (the “GI Investment”), at which time the JV will cease to be a wholly-owned subsidiary of Allscripts; and

•	concurrently with the GI Investment, the JV will sell to Allscripts (or its designated affiliate), and Allscripts (or its designated affiliate) will purchase from the JV, Class A Common Units in the JV in exchange for the Initial JV Membership Interest and cash (the “Allscripts Investment”).

The Contribution Agreement includes customary representations, warranties and covenants by the parties, including representations and warranties by Allscripts regarding the Homecare business. The GI Investment and the Allscripts Investment are subject to the conditions set forth in equity commitment letters delivered by Allscripts and by GI Partners Fund IV L.P., a Delaware limited partnership, and GI Partners Fund IV-B L.P., a Delaware limited partnership (collectively, the “GI Funds”), which include the conditions to the consummation of the transactions contemplated by the Merger Agreement (as defined below) having been met (see below under “Netsmart Merger Agreement” for a description of such conditions).

Each party has agreed to indemnify the other for breaches of representations, warranties and covenants and for certain other matters, subject to certain exceptions and limitations.

The Contribution Agreement will terminate if the Merger Agreement is terminated in accordance with its terms.

The Contribution Agreement also contemplates that Allscripts will provide certain transition services to Henderson pursuant to a transition services agreement and that Allscripts will license certain intellectual property to Henderson pursuant to a license agreement.

The foregoing summary of the Contribution Agreement and the transactions contemplated thereby does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Contribution Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated herein by reference.

The Contribution Agreement has been included in this report to provide investors with information regarding its terms. The representations and warranties set forth in the Contribution Agreement have been made solely for the benefit of the other parties to the Contribution Agreement. In addition, such representations and warranties (i) have been made only for the purpose of the Contribution Agreement, (ii) have been qualified by the disclosures made to the other party in connection with the Contribution Agreement, (iii) are subject to materiality qualifications contained in the Contribution Agreement that may differ from what may be viewed as material by investors and (iv) have been included in the Contribution Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Based upon the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information.

Netsmart Merger Agreement

Concurrently with the execution of the Contribution Agreement, on March 20, 2016, Parent, Nathan Merger Co., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Netsmart, Inc., Delaware corporation (“Netsmart”), and Genstar Capital Partners V, L.P., as the Equityholders’ Representative (as defined in the Merger Agreement), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to, and subject to the terms and conditions of, the Merger Agreement, Merger Sub will merge with and into Netsmart, with Netsmart surviving as a wholly-owned subsidiary of Parent (the “Merger”).

At the effective time of the Merger, each share of Netsmart common stock issued and outstanding immediately prior to the effective time (other than (i) shares held in treasury of Netsmart and shares owned by Parent, Merger Sub or any other wholly-owned subsidiary of Parent and (ii) shares owned by stockholders who have properly demanded appraisal of such shares under Delaware law) will be converted into the right to receive a pro rata share of $950 million, subject to working capital, net debt and other adjustments (the “Purchase Price”). Each vested outstanding option to acquire shares of Netsmart common stock is entitled to receive a pro rata share of the Purchase Price, less applicable exercise prices of the options. Certain holders of shares of Netsmart common stock have agreed to exchange a portion of such shares for equity interests in the JV, in lieu of receiving their pro rata share of the Purchase Price, and certain holders of options to purchase Netsmart common stock have agreed to invest a portion of such holder’s proceeds from the Merger in equity interests in the JV (collectively, the “Rollover”).

Consummation of the Merger is subject to customary conditions, including (i) the approval of the holders of a majority of the outstanding shares of Netsmart common stock entitled to vote on the Merger, (ii) the expiration or termination of the waiting period applicable to consummation of the Merger under the Hart-Scott-Rodino Antitrust Improvements Act of 1975, as amended, (iii) the absence of any law, order or injunction prohibiting the closing of the Merger and (iv) the accuracy of the other party’s representations, warranties, covenants and agreements (subject to customary materiality qualifiers). Concurrently with the execution of the Merger Agreement, Parent entered into a support agreement (the “Support Agreement”) with Genstar Capital Partners IV L.P., Genstar Capital Partners V, L.P., Stargen IV, L.P., Stargen V, L.P. and NS Investor LLC, in their respective capacities as stockholders of Netsmart. Under the Support Agreement, the stockholders party thereto agreed to (i) vote the shares of Netsmart common stock they own in favor of the Merger and the adoption and approval of the Merger Agreement and (ii) vote against any extraordinary corporate transaction which is intended, or would reasonably be expected to, impede, interfere with or delay the Merger. The parties to the Support Agreement hold a majority of the outstanding shares of Netsmart common stock entitled to vote on the Merger. On March 21, 2016, the parties to the Support Agreement delivered their written consent voting in favor of the Merger and the adoption and approval of the Merger Agreement.

The Merger Agreement may be terminated by each of Netsmart and Parent under certain circumstances, including if the Merger is not consummated by July 18, 2016. The Merger Agreement also contains certain termination rights for both Netsmart and Parent, and further provides that, upon termination of the Merger Agreement under specified circumstances, Parent will be required to pay Netsmart a reverse termination fee of $71.25 million. Allscripts and the GI Funds each delivered limited guarantees in favor of Netsmart guaranteeing the payment, on a 51/49 proportionate basis, of various amounts payable by Parent to Netsmart in connection with certain terminations of the Merger Agreement, including the reverse termination fee, if payable. Allscripts and the GI Funds have agreed to allocate among themselves responsibility for any amounts that may be paid or payable under the Merger Agreement and their respective limited guarantees in the event that the Merger Agreement is terminated.

Parent, Merger Sub and Netsmart made customary representations and warranties in the Merger Agreement. Parent and Netsmart also agreed to certain covenants in the Merger Agreement, including covenants requiring Netsmart to operate its business in the ordinary course prior to the effective time of the Merger and prohibiting Netsmart from soliciting or entering into discussions or negotiations regarding proposals relating to alternative business combination transactions.

There is no financing condition to the consummation of the Merger. Pursuant to the Merger Agreement, Netsmart has agreed to cooperate with Parent in its efforts to obtain debt financing in connection with the Merger. In connection therewith, Parent entered into a commitment letter dated as of March 20, 2016 (the “Commitment Letter”) with UBS AG, Stamford Branch, and UBS Securities LLC (the “Lenders”). Pursuant to their debt commitments, the Lenders have committed to provide up to $612 million in debt financing, all on the terms and subject to the conditions set forth in the Commitment Letter. UBS AG, Stamford Branch, and UBS Securities LLC will act as lead arrangers for the debt financing. The debt financing contemplated by the Commitment Letter will be non-recourse to Allscripts and its wholly-owned subsidiaries.

In connection with the execution of the Merger Agreement, Allscripts and GI entered into a letter agreement which requires Parent to obtain consent from GI prior to taking certain actions under the Merger Agreement or the debt or equity commitment letters related thereto until the closing of the Merger or earlier termination of the Merger Agreement.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be a complete description and is qualified in its entirety by reference to the terms and conditions of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.2 and incorporated herein by reference.

The Merger Agreement has been included in this report to provide investors with information regarding its terms. The representations and warranties set forth in the Merger Agreement have been made solely for the benefit of the other parties to the Merger Agreement. In addition, such representations and warranties (i) have been made only for the purpose of the Merger Agreement, (ii) have been qualified by the disclosures made to the other party in connection with the Merger Agreement, (iii) are subject to materiality qualifications contained in the Merger Agreement that may differ from what may be viewed as material by investors and (iv) have been included in the Merger Agreement for the purpose of allocating risk between the contracting parties rather than establishing matters as facts. Based upon the foregoing reasons, investors should not rely on the representations and warranties as statements of factual information.

JV Agreement

The Contribution Agreement requires that, at the closing of the transactions contemplated by the Contribution Agreement, the JV, Allscripts or its affiliates who will be members of the JV (together with any permitted transferees, the “Allscripts Members”) and the GI Funds or their affiliates who will be members of the JV (together with any permitted transferees, the “GI Members”) enter into an Amended and Restated Limited Liability Company Agreement of the JV (the “Operating Agreement”). The Operating Agreement governs the rights and obligations of the Allscripts Members and GI Members in their roles as members of the JV. It is anticipated that, at the closing of the transactions contemplated by the Contribution Agreement and the Merger Agreement, the Allscripts Members, collectively, will own approximately 51% of the outstanding equity interests in the JV and the GI Members, collectively, will own approximately 49% of the outstanding equity interests in the JV, in each case on an as-converted basis but without giving effect to the Rollover, which will result in a dilution of the Allscripts Members’ and the GI Members’ respective ownership percentages. Additionally, there will be a management option pool that if fully earned could result in dilution of up to 14% of the Allscripts Members’, the GI Members’ and the Rollover equityholders’ respective ownership percentages. The Class A Preferred Units are initially convertible into Class A Common Units on a one-for-one basis.

The Operating Agreement provides that the JV will initially be governed by a Board of Managers (the “JV Board”) comprised of up to three individuals appointed by the Allscripts Members (in any event, the Allscripts Members’ appointee(s) will collectively have three votes), up to three individuals appointed by the GI Members (in any event, the GI Members’ appointee (s) will collectively have three votes) and one member who would be the Chief Executive Officer of the JV (who will have one vote). Additionally, the JV Board will have three non-voting members who will be jointly designated by the Allscripts Members and the GI Members. Any action to be taken by the JV Board must be taken by members holding a majority of votes. The JV Board would manage the business and affairs of the JV, subject to the Allscripts Members’ right to approve the JV’s annual operating budget. Further, certain significant actions to be taken by the JV would require the consent of both the Allscripts Members and the GI Members, so long as they each maintain a minimum threshold ownership in the JV. These significant actions would include, but are not limited to, (i) issuing additional equity or debt securities other than as specifically addressed in the Operating Agreement; (ii) repurchasing, redeeming or paying dividends on the equity, except as specifically addressed in the Operating Agreement; (iii) selling the JV before the fifth anniversary, unless both the Allscripts Members and the GI Members receive a minimum return on their investment; (iv) an initial public offering, unless both the Allscripts Members and the GI Members receive a minimum return on their investment; (v) liquidating, dissolving or winding-up the JV or commencing a bankruptcy action; and (vi) entering into certain affiliate transactions.

The Operating Agreement provides that the Class A Preferred Units in the JV to be received by the GI Members in exchange for the GI Investment entitle them, in certain liquidation events (including a sale of the JV), to the greater of (i) a return of the original issue price plus an 11% preferred return (compounded annually) or (ii) the as-converted value of Class A Common Units, and to cause the JV to redeem the GI Members’ equity upon the earlier of the fifth anniversary or a change in control of Allscripts.

Pursuant to the Operating Agreement, during the first two years of the JV, neither the Allscripts Members nor the GI Members are permitted to transfer their equity to a third party without the other party’s consent. The Operating Agreement also contains transfer restrictions, right of first offer provisions, preemptive rights, provisions governing rights with respect to initial public offerings, as well as tag-along and drag-along provisions.

Under the Operating Agreement, Allscripts and the JV would agree to certain non-competition obligations to prevent Allscripts from engaging in the JV’s core line of business and the JV from engaging in Allscripts’ core line of business, subject to specified exceptions and limitations. In addition, the JV, Allscripts and the GI Members would agree to not make certain investments or acquisitions of competitive businesses, subject to specified exceptions and limitations.

Item 7.01	Regulation FD Disclosure.

On March 23, 2016, Allscripts issued a press release announcing the transactions described above under Item 1.01 of this Current Report on Form 8-K. A copy of Allscripts’ press release is attached hereto as Exhibit 99.1.

The information furnished pursuant to this Item shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Other Events.

The disclosure under the heading “JV Agreement” in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

2.1	Contribution and Investment Agreement, dated as of March 20, 2016, by and among Allscripts Healthcare Solutions, Inc., Nathan Holding LLC, Andrews Henderson LLC and GI Nathan Holdings LLC.

2.2	Agreement and Plan of Merger, dated as of March 20, 2016, by and among Nathan Intermediate LLC, Nathan Merger Co., Netsmart, Inc. and Genstar Capital Partners V, L.P..

99.1	Press Release issued by Allscripts Healthcare Solutions, Inc. on March 23, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: March 23, 2016
	By:	/s/ Brian P. Farley
Brian P. Farley Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1	Contribution and Investment Agreement, dated as of March 20, 2016, by and among Allscripts Healthcare Solutions, Inc., Nathan Holding LLC, Andrews Henderson LLC and GI Nathan Holdings LLC.

2.2	Agreement and Plan of Merger, dated as of March 20, 2016, by and among Nathan Intermediate LLC, Nathan Merger Co., Netsmart, Inc. and Genstar Capital Partners V, L.P..

99.1	Press Release issued by Allscripts Healthcare Solutions, Inc. on March 23, 2016.

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